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                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK

                       INCLUDING THE ASSOCIATED RIGHTS TO
        PURCHASE SHARES OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       OF
                        STERIGENICS INTERNATIONAL, INC.
                                       TO
                             IBA ACQUISITION GROUP
                          A WHOLLY OWNED SUBSIDIARY OF
                           ION BEAM APPLICATIONS S.A.

      THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY
         TIME, ON THURSDAY, JULY 15, 1999, UNLESS THE OFFER IS EXTENDED.

This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $.001 per share (the "Common Shares"), including the associated rights to purchase shares of Series A Junior Participating Preferred Stock (the "Rights" and, together with the Common Stock, the "Shares") of SteriGenics International, Inc., a Delaware corporation, are not immediately available, if the procedure for Book-Entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach the Depositary (as defined in the Offer to Purchase) prior to the Expiration Date (as defined in the Offer to Purchase). Such form may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See Section 2 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                      IBJ WHITEHALL BANK AND TRUST COMPANY

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          BY MAIL:                 BY OVERNIGHT COURIER:                BY HAND:
          PO Box 84                  One State Street               One State Street
    Bowling Green Station           New York, NY 10004             New York, NY 10004
   New York, NY 10274-0084      Attn: Securities Processing    Attn: Securities Processing
    Attn: Reorganization        Window Subcellar One (SC-1)    Window Subcellar One (SC-1)
    Operations Department
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     BY FACSIMILE TRANSMISSION:                Confirm by Telephone:
  (For Eligible Institutions Only)                (212) 858-2103
           (212) 858-2611
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 DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET
  FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER
         THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby tenders to IBA Acquisition Corp., a Delaware corporation and an indirect, wholly owned subsidiary of Ion Beam Applications s.a., a Belgian corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 17, 1999 and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.
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Certificate No(s). (if available)

Number of Shares:

If delivered by Book-Entry Transfer, check box: / /

Account Number

Dated           , 1999

Name(s) of Record Holder(s)
        (Please Type or Print)

Address(es)

Area Code and Tel. No.

Signature(s)

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                                          GUARANTEE
                          (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, the
New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion
Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (b) represents that such tender of Shares complies with Rule
14e-4 under the Exchange Act, and (c) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the
Depositary's accounts at             or             , in each case with delivery of a
properly completed and duly executed Letter of Transmittal (or facsimile thereof), and any other required documents, within three Nasdaq National Market trading days after the date hereof.

Name of Firm:
                                                     Authorized Signature

                                                     TITLE

Address:                                  Name:
                                                     PLEASE TYPE OR PRINT

         ZIP CODE                         Title:

Area Code and                             Dated:             , 1999
Telephone Number:

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH
YOUR LETTER OF TRANSMITTAL.
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